                PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
      PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION VARIABLE ACCOUNT B

                ADVANCED SERIES ADVISOR PLAN/SM/ III (ASAP III)
                     ADVANCED SERIES APEX/SM/ II (APEX II)
                   ADVANCED SERIES XTRA CREDIT SIX/SM/ (XT6)
                   ADVANCED SERIES LIFEVEST/SM/ II (ASL II)
                        ADVANCED SERIES CORNERSTONE/SM/
                    ADVANCED SERIES ADVISORS CHOICE(R) 2000

                      SUPPLEMENT, DATED FEBRUARY 14, 2013,
                       TO PROSPECTUSES DATED MAY 1, 2012

 THIS SUPPLEMENT SHOULD BE READ AND RETAINED WITH THE PROSPECTUS FOR YOUR ANNUITY. THIS SUPPLEMENT IS INTENDED TO UPDATE CERTAIN INFORMATION IN THE PROSPECTUS FOR THE VARIABLE ANNUITY YOU OWN AND IS NOT INTENDED TO BE A PROSPECTUS OR OFFER FOR ANY OTHER VARIABLE ANNUITY LISTED HERE THAT YOU DO NOT OWN. IF YOU WOULD LIKE ANOTHER COPY OF THE CURRENT PROSPECTUS, PLEASE CALL US AT 1-888-PRU-2888.

 We are issuing this supplement to reflect changes to the Advanced Series Trust ("AST") that will become effective on or about February 25, 2013, and to describe certain other updates to your prospectus.

                    I. CHANGES TO THE ADVANCED SERIES TRUST

 A. APPROVAL AND EFFECTIVENESS OF A NEW 12B-1 PLAN.
 At a recent special meeting, shareholders of Portfolios of the Advanced Series Trust (the "Trust") approved a Shareholder Services and Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Plan is applicable to all of the Portfolios of the Trust except AST Balanced Asset Allocation Portfolio, AST Capital Growth Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Horizon Moderate Asset Allocation Portfolio, and AST Quantitative Modeling Portfolio.

 Pursuant to the Plan, each Portfolio of the Trust covered by the Plan will compensate Prudential Annuities Distributors ("PAD"), Inc. for shareholder servicing and distribution expenses at the annual rate of 0.10% of the average daily net assets of the shares of each Portfolio. The existing administrative services fee, which was paid by each Portfolio at the same annual rate of 0.10% of the average daily net assets of the shares of each Portfolio, will be discontinued.

 The Trust's investment managers have contractually reduced their management fee rates for all Portfolios covered by the Plan. Additionally, PAD has contractually agreed to reduce its distribution and service fees for certain bond Portfolios so that the effective distribution and service fee rate paid by those Portfolios is reduced based on the average daily net assets of the relevant Portfolio. The Plan, including the reduced management fee rates, is anticipated to become operational on or about February 25, 2013.

 Accordingly, we have restated the "Underlying Mutual Fund Portfolio Annual Expenses" table that appear in the "Summary of Contract Fees and Charges" chapter of your prospectus to reflect the new 12b-1 plan, as follows:

 The following are the total annual expenses for each underlying mutual fund ("Portfolio"). The "Total Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses, any 12b-1 fees, and certain other expenses. The fees and expenses have been restated to reflect fee and expense changes implemented following shareholder approval of a Rule 12b-1 plan for the Portfolios, as explained in the current prospectus for the Portfolios. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

                                      1                              CORESUP2

--------------------------------------------------------------------------------------------------------------------------------
                                       UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES+

                           (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------------------------------------------------------
       UNDERLYING                             Distribution                                      Total
       PORTFOLIO                                 and/or                Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                Service     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                          Management  Other       Fees     Expense on    on Short    Fees &   Operating  or Expense   Operating
                             Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
--------------------------------------------------------------------------------------------------------------------------------
ADVANCED SERIES TRUST
 AST Academic
  Strategies Asset
  Allocation                0.71%     0.03%      0.04%        0.09%       0.01%       0.66%     1.54%       0.00%       1.54%
 AST Advanced
  Strategies                0.81%     0.03%      0.10%        0.00%       0.00%       0.05%     0.99%       0.00%       0.99%
 AST AQR Emerging
  Markets Equity/ 1/        1.09%     0.16%      0.10%        0.00%       0.00%       0.00%     1.35%       0.00%       1.35%
 AST Balanced Asset
  Allocation                0.15%     0.01%      0.00%        0.00%       0.00%       0.85%     1.01%       0.00%       1.01%
 AST BlackRock Global
  Strategies                0.97%     0.03%      0.10%        0.00%       0.00%       0.02%     1.12%       0.00%       1.12%
 AST BlackRock Value        0.82%     0.02%      0.10%        0.00%       0.00%       0.00%     0.94%       0.00%       0.94%
 AST Bond Portfolio
  2015                      0.63%     0.14%      0.10%        0.00%       0.00%       0.00%     0.87%       0.00%       0.87%
 AST Bond Portfolio
  2016                      0.63%     0.18%      0.10%        0.00%       0.00%       0.00%     0.91%       0.00%       0.91%
 AST Bond Portfolio
  2017/ 2/                  0.63%     0.04%      0.10%        0.00%       0.00%       0.00%     0.77%      -0.01%       0.76%
 AST Bond Portfolio
  2018/ 2/                  0.63%     0.03%      0.10%        0.00%       0.00%       0.00%     0.76%      -0.01%       0.75%
 AST Bond Portfolio
  2019                      0.63%     0.19%      0.10%        0.00%       0.00%       0.00%     0.92%       0.00%       0.92%
 AST Bond Portfolio
  2020/ 2, 3/               0.63%     1.01%      0.10%        0.00%       0.00%       0.00%     1.74%      -0.75%       0.99%
 AST Bond Portfolio
  2021/ 2/                  0.63%     0.03%      0.10%        0.00%       0.00%       0.00%     0.76%      -0.01%       0.75%
 AST Bond Portfolio
  2022/ 2/                  0.63%     0.04%      0.10%        0.00%       0.00%       0.00%     0.77%      -0.01%       0.76%
 AST Bond Portfolio
  2023/ 2, 3/               0.63%     1.10%      0.10%        0.00%       0.00%       0.01%     1.84%      -0.84%       1.00%
 AST Bond Portfolio
  2024                      0.63%     0.26%      0.10%        0.00%       0.00%       0.88%     0.99%       0.00%       0.99%
 AST Capital Growth
  Asset Allocation          0.15%     0.01%      0.00%        0.00%       0.00%       0.88%     1.04%       0.00%       1.04%
 AST Clearbridge
  Dividend Growth/ 4/       0.84%     0.05%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Cohen & Steers
  Realty                    0.98%     0.03%      0.10%        0.00%       0.00%       0.00%     1.11%       0.00%       1.11%
 AST Federated
  Aggressive Growth         0.93%     0.07%      0.10%        0.00%       0.00%       0.00%     1.10%       0.00%       1.10%
 AST FI Pyramis(R) Asset
  Allocation /5/            0.82%     0.11%      0.10%        0.20%       0.07%       0.01%     1.31%       0.00%       1.31%
 AST First Trust
  Balanced Target           0.82%     0.03%      0.10%        0.00%       0.00%       0.00%     0.95%       0.00%       0.95%
 AST First Trust Capital
  Appreciation Target       0.81%     0.03%      0.10%        0.00%       0.00%       0.00%     0.94%       0.00%       0.94%
 AST Franklin
  Templeton Founding
  Funds Allocation /6/      0.91%     0.02%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST Global Real Estate     0.99%     0.07%      0.10%        0.00%       0.00%       0.00%     1.16%       0.00%       1.16%
 AST Goldman Sachs
  Concentrated Growth       0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Goldman Sachs
  Large-Cap Value           0.72%     0.02%      0.10%        0.00%       0.00%       0.00%     0.84%       0.00%       0.84%

--------------------------------------------------------------------------------------------------------------------------------
                                       UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES+

                           (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------------------------------------------------------
       UNDERLYING                             Distribution                                      Total
       PORTFOLIO                                 and/or                Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                Service     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                          Management  Other       Fees     Expense on    on Short    Fees &   Operating  or Expense   Operating
                             Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
--------------------------------------------------------------------------------------------------------------------------------
ADVANCED SERIES TRUST
 CONTINUED
 AST Goldman Sachs
  Mid-Cap Growth            0.99%     0.04%      0.10%        0.00%       0.00%       0.00%     1.13%       0.00%       1.13%
 AST Goldman Sachs
  Small-Cap Value           0.94%     0.04%      0.10%        0.00%       0.00%       0.09%     1.12%       0.00%       1.12%
 AST High Yield             0.72%     0.03%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST Horizon Moderate
  Asset Allocation          0.30%     0.02%      0.00%        0.00%       0.00%       0.71%     1.03%       0.00%       1.03%
 AST International
  Growth                    0.97%     0.05%      0.10%        0.00%       0.00%       0.00%     1.12%       0.00%       1.12%
 AST International Value    0.97%     0.05%      0.10%        0.00%       0.00%       0.00%     1.12%       0.00%       1.12%
 AST Investment Grade
  Bond /2,3/                0.63%     0.02%      0.10%        0.00%       0.00%       0.00%     0.75%      -0.04%       0.71%
 AST Jennison Large-
  Cap Growth                0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Jennison Large-
  Cap Value                 0.73%     0.02%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST J.P. Morgan Global
  Thematic                  0.92%     0.05%      0.10%        0.00%       0.00%       0.00%     1.07%       0.00%       1.07%
 AST J.P. Morgan
  International Equity      0.87%     0.09%      0.10%        0.00%       0.00%       0.00%     1.06%       0.00%       1.06%
 AST J.P. Morgan
  Strategic
  Opportunities             0.97%     0.05%      0.10%        0.12%       0.01%       0.00%     1.25%       0.00%       1.25%
 AST Large-Cap Value        0.72%     0.03%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST Lord Abbett Core
  Fixed-Income/ 7/          0.77%     0.02%      0.10%        0.00%       0.00%       0.00%     0.89%      -0.13%       0.76%
 AST Marsico Capital
  Growth                    0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST MFS Global Equity      0.99%     0.09%      0.10%        0.00%       0.00%       0.00%     1.18%       0.00%       1.18%
 AST MFS Growth             0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST MFS Large-Cap
  Value                     0.83%     0.06%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Mid-Cap Value          0.94%     0.04%      0.10%        0.00%       0.00%       0.00%     1.08%       0.00%       1.08%
 AST Moderate Asset
  Allocation/ 8/            0.30%     0.02%      0.00%        0.00%       0.00%       0.71%     1.03%       0.00%       1.03%
 AST Money Market           0.46%     0.02%      0.10%        0.00%       0.00%       0.00%     0.58%       0.00%       0.58%
 AST Neuberger Berman
  Core Bond/ 9/             0.68%     0.03%      0.10%        0.00%       0.00%       0.00%     0.81%      -0.01%       0.80%
 AST Neuberger Berman
  Mid-Cap Growth            0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Neuberger
  Berman/LSV Mid-
  Cap Value                 0.89%     0.04%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST New Discovery
  Asset Allocation/ 10/     0.84%     0.09%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST Parametric
  Emerging Markets
  Equity                    1.07%     0.24%      0.10%        0.00%       0.00%       0.00%     1.41%       0.00%       1.41%
 AST PIMCO Limited
  Maturity Bond             0.62%     0.03%      0.10%        0.00%       0.00%       0.00%     0.75%       0.00%       0.75%
 AST PIMCO Total
  Return Bond               0.60%     0.03%      0.10%        0.00%       0.00%       0.00%     0.73%       0.00%       0.73%
 AST Preservation Asset
  Allocation                0.15%     0.01%      0.00%        0.00%       0.00%       0.80%     0.96%       0.00%       0.96%

-----------------------------------------------------------------------------------------------------------------------------
                                     UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES+

                          (as a percentage of the average net assets of the underlying Portfolios)
-----------------------------------------------------------------------------------------------------------------------------
     UNDERLYING                            Distribution                                      Total
      PORTFOLIO                               and/or                Broker Fees  Acquired   Annual    Contractual  Net Annual
                                             Service     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                       Management  Other       Fees     Expense on    on Short    Fees &   Operating  or Expense   Operating
                          Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
-----------------------------------------------------------------------------------------------------------------------------
ADVANCED SERIES TRUST
 CONTINUED
 AST Prudential Core
  Bond/ 9/               0.67%     0.02%      0.10%        0.00%       0.00%       0.00%     0.79%      -0.03%       0.76%
 AST QMA Emerging
  Markets Equity/ 11/    1.09%     0.21%      0.10%        0.00%       0.00%       0.00%     1.40%       0.00%       1.40%
 AST QMA US Equity
  Alpha                  0.99%     0.06%      0.10%        0.29%       0.25%       0.00%     1.69%       0.00%       1.69%
 AST Quantitative
  Modeling               0.25%     0.30%      0.00%        0.00%       0.00%       0.87%     1.42%       0.00%       1.42%
 AST Schroders Global
  Tactical               0.92%     0.04%      0.10%        0.00%       0.00%       0.15%     1.21%       0.00%       1.21%
 AST Schroders Multi-
  Asset World
  Strategies             1.07%     0.05%      0.10%        0.00%       0.00%       0.13%     1.35%       0.00%       1.35%
 AST Small-Cap Growth    0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Small-Cap Value     0.88%     0.04%      0.10%        0.00%       0.00%       0.03%     1.05%       0.00%       1.05%
 AST T. Rowe Price
  Asset Allocation       0.81%     0.02%      0.10%        0.00%       0.00%       0.00%     0.93%       0.00%       0.93%
 AST T. Rowe Price
  Equity Income          0.72%     0.01%      0.10%        0.00%       0.00%       0.00%     0.83%       0.00%       0.83%
 AST T. Rowe Price
  Global Bond            0.79%     0.08%      0.10%        0.00%       0.00%       0.00%     0.97%       0.00%       0.97%
 AST T. Rowe Price
  Large-Cap Growth       0.84%     0.02%      0.10%        0.00%       0.00%       0.00%     0.96%       0.00%       0.96%
 AST T. Rowe Price
  Natural Resources      0.88%     0.04%      0.10%        0.00%       0.00%       0.00%     1.02%       0.00%       1.02%
 AST Wellington
  Management Hedged
  Equity                 0.98%     0.06%      0.10%        0.00%       0.00%       0.03%     1.17%       0.00%       1.17%
 AST Western Asset
  Core Plus Bond         0.67%     0.03%      0.10%        0.00%       0.00%       0.00%     0.80%       0.00%       0.80%
 AST Western Asset
  Emerging Markets
  Debt/ 12/              0.83%     0.11%      0.10%        0.00%       0.00%       0.00%     1.04%       0.05%       0.99%

 + Expense information in the Underlying Mutual Fund Portfolio Annual Expenses Table has been restated to reflect current fees.
 1 The AST AQR Emerging Markets Equity Portfolio will commence operations on February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $300 million for the Portfolio for the fiscal period ending December 31, 2013.
 2 The Portfolio's distributor, Prudential Annuities Distributors, Inc. ("PAD"), has contractually agreed to reduce its distribution and service fees so that the effective distribution and service fee rate paid by the Portfolio is reduced based on the average daily net assets of the Portfolio as follows: 0.08% over $300 million in daily net assets up to and including $500 million in average daily net assets; 0.07% over $500 million in daily net assets up to an including $750 million in average daily net assets; and 0.06% over $750 million in daily net assets. The contractual waiver does not include an expiration or termination date as it is contractually guaranteed by PAD on a permanent basis, and the Investment Managers and PAD cannot terminate or otherwise modify the waiver.
 3 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio's investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired portfolio fees and expenses and extraordinary expenses) do not exceed 0.99% of the Portfolio's average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2015 will be subject to review by the Manager and the Portfolio's Board of Trustees.
 4 The AST Clearbridge Dividend Growth Portfolio will commence operations on February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $400 million for the Portfolio for the fiscal period ending December 31, 2013.
 5  Pyramis is a registered service mark of FMR LLC. Used under license.
 6 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses so that the investment management fees plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, underlying portfolio fees and expenses, and extraordinary expenses) for the Portfolio do not exceed 1.10% of the average daily net assets of the Portfolio through June 30, 2015. This expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, terminate or modify this waiver after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Trust.

 7 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fee, so that the effective management fee rate paid by the Portfolio is as follows: 0.70% to $500 million of average daily net assets; 0.675% over $500 million in average daily net assets up to and including $1 billion in average daily net assets; and 0.65% over $1 billion in average daily net assets. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio's Board of Trustees.
 8 If approved by shareholders, the Portfolio will be restructured on or about April 29, 2013. As restructured, the Portfolio will no longer be a fund-of-funds and will be renamed the AST RCM World Trends Portfolio. Based on assets as of December 31, 2012, as restructured, the Portfolio would have a management fee of 0.92%, other expenses of 0.14%, acquired portfolio fees and expenses of 0.00%, total annual operating expenses before contractual fee waiver of 1.06%, a contractual fee waiver of 0.07% through at least June 30, 2014, and net annual operating expenses after fee waiver of 0.99%.
 9 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees so that the Portfolio's investment management fee would equal 0.70% of the Portfolio's first $500 million of average daily net assets, 0.675% of the Portfolio's average daily net assets between $500 million and $1 billion, and 0.65% of the Portfolio's average daily net assets in excess of $1 billion through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Portfolio.
 10 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses, so that the investment management fees plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, acquired portfolio fees and expenses, and extraordinary expenses) for the Portfolio do not exceed 1.08% of its average daily net assets through June 30, 2015. This expense limitation may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio's Board of Trustees.
 11 The AST QMA Emerging Markets Equity Portfolio will commence operations on
    February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $300 million for the Portfolio for the fiscal period ending December 31, 2013.
 12 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fee so that the Portfolio's investment management fee would equal 0.80% of the Portfolio's average daily net assets through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Trust.

 B. OTHER PORTFOLIO CHANGES AND ADDITIONS.
 i. All references in your annuity prospectus to the "JPMorgan International Equity Portfolio" are replaced with "J.P. Morgan International Equity Portfolio;" and all references in your annuity prospectus to "Barclays Capital U.S. Aggregate Bond Index" are replaced with "Barclays U.S. Aggregate Bond Index."

 ii. To the list of available variable investment options that appear on the backside of the first page of your prospectus, we add the following new available investment options:

    AST AQR Emerging Markets Equity Portfolio
    AST Clearbridge Dividend Growth Portfolio
    AST QMA Emerging Markets Equity Portfolio

 iii. In the table of Underlying Mutual Fund Portfolio Annual Expenses found in the section titled, "Summary of Contract Fees and Charges," we add the fees for the AST AQR Emerging Markets Equity Portfolio, the AST Clearbridge Dividend Growth Portfolio, and the AST QMA Emerging Markets Equity Portfolio as appears in the table above.

 iv. In the Investment Objectives/Policies table found in the section titled, "Investment Options," we add summary descriptions for the AST AQR Emerging Markets Equity Portfolio, the AST Clearbridge Dividend Growth Portfolio, and the AST QMA Emerging Markets Equity Portfolio as follows:

       STYLE/          INVESTMENT OBJECTIVES/POLICIES        PORTFOLIO
        TYPE                                                 ADVISOR/
                                                            SUBADVISOR
    -----------------------------------------------------------------------
                                 AST FUNDS
    -----------------------------------------------------------------------
    INTERNATIONAL   AST AQR EMERGING MARKETS EQUITY         AQR Capital
       EQUITY       PORTFOLIO: seeks long-term capital     Management LLC
                    appreciation. The Portfolio seeks to
                    achieve its investment objective by
                    both overweighting and
                    underweighting securities,
                    countries, and currencies relative
                    to the MSCI Emerging Market Index,
                    using proprietary quantitative
                    return forecasting models and
                    systematic risk-control methods
                    developed by the subadvisor. Under
                    normal circumstances, the Portfolio
                    will invest at least 80% of its
                    assets in equity securities of
                    issuers: (i) located in emerging
                    market countries or (ii) included as
                    emerging market issuers in one or
                    more broad-based market indices. The
                    subadvisor intends to make use of
                    certain derivative instruments in
                    order to implement its investment
                    strategy.
    -----------------------------------------------------------------------

      STYLE/          INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
       TYPE                                                  ADVISOR/
                                                            SUBADVISOR
   -------------------------------------------------------------------------
     LARGE CAP     AST CLEARBRIDGE DIVIDEND GROWTH          ClearBridge
                   PORTFOLIO: seeks income, capital       Investments, LLC
                   preservation, and capital
                   appreciation. Under normal
                   circumstances, at least 80% of the
                   Portfolio's assets will be invested
                   in equity or equity-related
                   securities, which the subadvisor
                   believes have the ability to
                   increase dividends over the longer
                   term. The subadvisor will manage the
                   Portfolio to provide exposure to
                   companies that either pay an
                   existing dividend or have the
                   potential to pay and/or
                   significantly grow their dividends.
                   To do so, the subadvisor will
                   conduct fundamental research to
                   screen for companies that have
                   attractive dividend yields, a
                   history and potential for positive
                   dividend growth, strong balance
                   sheets, and reasonable valuations.
   -------------------------------------------------------------------------
   INTERNATIONAL   AST QMA EMERGING MARKETS EQUITY         Quantitative
      EQUITY       PORTFOLIO: seeks long-term capital       Management
                   appreciation. The Portfolio seeks to   Associates, LLC
                   achieve its investment objective
                   through investment in equity and
                   equity-related securities of
                   emerging market companies. Under
                   normal circumstances, the Portfolio
                   will invest at least 80% of its
                   assets in equity and equity-related
                   securities of issuers: (i) located
                   in emerging market countries or (ii)
                   included as emerging market issuers
                   in one or more broad-based market
                   indices. The strategy used by the
                   subadvisor is a quantitatively
                   driven, bottom up investment process
                   which utilizes an adaptive model
                   that evaluates stocks differently
                   based on their growth expectations.
   -------------------------------------------------------------------------

 v. Also in the section titled, "Investment Options," we add the AST Clearbridge Dividend Growth Portfolio to the Group II list of available Investment Options.

                               II. OTHER UPDATES

 THE FOLLOWING DISCLOSURE UPDATE IS APPLICABLE TO ADVISORS CHOICE 2000 ANNUITIES ONLY.

 REVISED DISCLOSURE REGARDING ADVISORY FEES. We do not allow third party investment advisors to liquidate advisory fees from Annuities with certain optional benefits. To clarify this and other aspects of third party investment advisor arrangements, we modify the subsection, "May I Authorize My Third Party Investment Advisor to Manage My Account?" as follows:

 MAY I AUTHORIZE MY THIRD PARTY INVESTMENT ADVISOR TO MANAGE MY ACCOUNT?
 Yes. You may engage your own investment advisor to manage your account. These investment advisors may be firms or persons who also are appointed by us, or whose affiliated broker-dealers are appointed by us, as authorized sellers of the Annuity. EVEN IF THIS IS THE CASE, HOWEVER, PLEASE NOTE THAT THE INVESTMENT ADVISOR YOU ENGAGE TO PROVIDE ADVICE AND/OR MAKE TRANSFERS FOR YOU, IS NOT ACTING ON OUR BEHALF, BUT RATHER IS ACTING ON YOUR BEHALF. To be eligible to take any action with respect to your Annuity, an investment advisor must meet our standards. These standards include, but are not limited to, restricting the amount of the advisor's fee that the advisor can deduct from your account to a specified percentage of your Account Value (this fee cap may change periodically at our discretion). In general, we reserve the right to change these standards at any time. Although we impose these standards, you bear the responsibility for choosing a suitable investment advisor.

 We do not offer advice about how to allocate your Account Value under any circumstance. As such, we are not responsible for any recommendations such investment advisors make, any investment models or asset allocation programs they choose to follow or any specific transfers they make on your behalf. Moreover, if you participate in an optional living benefit that transfers Account Value under a pre-determined mathematical formula, you and your investment advisor should realize that such transfers will occur as dictated solely by the formula, and may not be in accord with the investment program being pursued by your investment advisor. As one possible example, prompted by a decline in the value of your chosen Sub-accounts, the formula might direct a transfer to an AST bond portfolio - even though your advisory's program might call for an increased investment in equity Sub-accounts in that scenario.

 WE ARE NOT A PARTY TO THE AGREEMENT YOU HAVE WITH YOUR INVESTMENT ADVISOR AND DO NOT VERIFY THAT AMOUNTS WITHDRAWN FROM YOUR ANNUITY, INCLUDING AMOUNTS WITHDRAWN TO PAY FOR THE INVESTMENT ADVISOR'S FEE, ARE WITHIN THE TERMS OF YOUR AGREEMENT WITH YOUR INVESTMENT ADVISOR. You will, however, receive confirmations of transactions that affect your Annuity that among other things, reflect advisory fees deducted from your Account Value. It is your responsibility to arrange for the payment of the advisory fee charged by your investment advisor. Similarly, it is your responsibility to understand the advisory services provided by your investment advisor and the advisory fees charged for those services.

 Any fee that is charged by your investment advisor is in addition to the fees and expenses that apply under your Annuity. If you authorize your investment advisor to withdraw amounts from your Annuity to pay for the investment advisor's fee, as with any other withdrawal from your Annuity, you may incur adverse tax consequences, and/or a Market Value Adjustment. Withdrawals to pay your investment advisor (to the extent permitted) generally will also reduce the level of various living and death benefit guarantees provided (e.g. the withdrawals will reduce proportionately the Annuity's guaranteed minimum death benefit.)

 Please note that the investment restrictions for certain optional living and death benefits, and/or the investment in certain asset allocation sub-accounts, may limit or preclude the investment advisory's ability to deduct advisory fees from your Annuity. For example, if you have elected any Highest Daily Lifetime benefit, we will not allow your investment advisor to deduct fees from your Annuity (although you may pay your advisor in some other manner).

 We treat partial withdrawals to pay advisory fees as taxable distributions unless your Annuity is being used in conjunction with a "qualified" retirement plan (plans meeting the requirements of Sections 401, 403 or 408 of the code). However, if your Annuity has an optional benefit that is ineligible for advisory fee deduction, and if you take partial withdrawals from such Annuity to pay advisory fees, such partial withdrawals will be considered taxable distributions for all contracts, including the "qualified" retirement plans enumerated above.

 We or an affiliate of ours may provide administrative support to licensed, registered Financial Professionals or investment advisors who you authorize to make financial transactions on your behalf. We may require Financial Professionals or investment advisors, who are authorized by multiple contract owners to make financial transactions, to enter into an administrative agreement with Prudential Annuities as a condition of our accepting transactions on your behalf. The administrative agreement may impose limitations on the Financial Professional's or investment advisor's ability to request financial transactions on your behalf. These limitations are intended to minimize the detrimental impact of a Financial Professional who is in a position to transfer large amounts of money for multiple clients in a particular Portfolio or type of portfolio or to comply with specific restrictions or limitations imposed by a Portfolio(s) on Prudential Annuities.

 PLEASE NOTE: Annuities where your Financial Professional or investment advisor has the authority to forward instruction on financial transactions are also subject to the restrictions on transfers between investment options that are discussed in the section entitled "ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?." Since transfer activity directed by a Financial Professional or third party investment adviser may result in unfavorable consequences to all contract owners invested in the affected options, we reserve the right to limit the investment options available to a particular Owner where such authority as described above has been given to a Financial Professional or investment advisor or impose other transfer restrictions we deem necessary. The administrative agreement may limit the available investment options, require advance notice of large transactions, or impose other trading limitations on your Financial Professional. Your Financial Professional will be informed of all such restrictions on an ongoing basis. We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com).

 Limitations that we may impose on your Financial Professional or investment advisor under the terms of the administrative agreement do not apply to financial transactions requested by an owner on their own behalf, except as otherwise described in this prospectus.

       THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.